EXHIBIT 99.1
CEDAR SHOPPING CENTERS, INC.
Lease Expirations - 2009
(Data As Of September 30, 2008)

All Leases Expiring 2009 - By State, By Annualized Base Rents
				Percentage
	Number		Annualized	of annualized
	of leases	GLA	expiring	expiring
State	expiring	expiring	base rents	base rents

Pennsylvania	92	371,000	$4,078,000	40.3%
New Jersey	14	268,000	1,882,000	18.6%
Massachusetts	23	151,000	1,506,000	14.9%
Maryland	13	142,000	801,000	7.9%
Virginia	19	59,000	685,000	6.8%
Ohio	13	41,000	517,000	5.1%
Connecticut	12	51,000	452,000	4.5%
New York	3	12,000	207,000	2.0%

Total for 2009	189	1,095,000	$10,128,000	100.0%

Largest Ten Tenants With Leases Expiring 2009 - By Annualized Base Rents
				Annualized
			GLA	expiring
Tenant	Property	State	expiring	base rents

Burlington Coat Factory	Shore Mall	NJ	85,000	$905,000
Burlington Coat Factory*	Shore Mall	NJ	144,000	410,000
K Mart	Circle Plaza	PA	92,000	252,000
Dress Barn	Franklin Village Plaza	MA	10,000	238,000
K Mart	Valley Plaza	MD	96,000	235,000
Food Lion	Kenley Village	MD	29,000	196,000
Stop & Shop	Timpany Plaza	MA	60,000	160,000
Hollywood Video	Port Richmond Village	PA	7,000	146,000
Aaron Rents, Inc.	South Philadelphia	PA	8,000	125,000

			538,000	$2,795,000

*	Value City lease was assumed by Burlington Coat Factory as of October 3, 2008.